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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 14, 1997
                                                -----------------------------

                                 ABS Group Inc.
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               (Exact name of registrant as specified in charter)


   Delaware               0-19814                 87-0462198
(State or Other         (Commission              (IRS Employer
Jurisdiction of         File Number)            Identification
Incorporation)                                     Number)


818 East South Temple Street, Salt Lake City, Utah                   84102
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code      801-521-8000
                                                  ---------------------------

2936 Sierra Point Place, Salt Lake City Utah    84198
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         (Former name or former address, if changed since last report)
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ITEM 9.         SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

        The following information is furnished in accordance with Item 701 of Regulation S-B as to all equity securities of the registrant sold by the registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

A.      TITLE AND AMOUNT OF SECURITIES SOLD AND THE DATE OF THE
        TRANSACTION - (a) 5,204 shares of $.0001 par value common stock sold at $2.50 per share - with net funds of $10,343 received by Registrant on April 14, 1997.

B.      NAME OF THE PLACEMENT AGENT(S) IS - Berkshire International
        Finance, Inc.

C. CONSIDERATION RECEIVED - Total consideration paid was $13,010 ($2.50 per share) after deductions totaling $2,667 representing placement agent fee, escrow fee and/or related costs and expenses.

D.      PERSONS OR CLASSES OF PERSONS TO WHOM THE SECURITIES WERE SOLD
        AND EXEMPTION FROM REGISTRATION CLAIMED - Non-U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o), which person(s) has warranted and represented in an Off-Shore Securities Subscription Agreement that he or it is eligible to utilize such exemptions as afforded to non-U.S. persons in accordance with aforesaid Regulation S under the Act.
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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ABS GROUP INC.



                                              By  /s/ Emanuel A. Floor
                                                ---------------------------
                                                Emanuel A. Floor, President

Date: April 25, 1997